UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2017, the Board of Directors (the “Board”) of BlueLinx Holdings Inc. (“Company”) elected Karel K. Czanderna as a director, effective January 1, 2018, with a term expiring at the 2018 annual meeting of the Company’s stockholders. The Board has determined that Ms. Czanderna is “independent” under the corporate governance standards of the New York Stock Exchange.
Ms. Czanderna will receive compensation for her service as a non-employee director in accordance with the Company’s annual director compensation program, which is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 18, 2017. The Board has not yet appointed Ms. Czanderna to any Board committees.
There are no arrangements or understandings between Ms. Czanderna and any other persons pursuant to which Ms. Czanderna was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Ms. Czanderna that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The press release announcing the appointment of Ms. Czanderna to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Steven F. Mayer resigned from the Board on December 7, 2017, effective immediately. Mr. Mayer is an employee of Cerberus ABP Investor LLC, an affiliate of our former controlling stockholder, Cerberus Capital Management, L.P. Mr. Mayer’s resignation was not due to any disagreement with the Company.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press release dated December 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: December 11, 2017	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Senior Vice President, General Counsel, and Corporate Secretary